UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[   ]     Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TEKTRONIX, INC.
(Exact Name of Registrant as Specified In Its Charter)

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Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, OR 97077-0001
503 627-7111

July 31, 2001

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 20, 2001 at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2001 Annual Report to Shareholders.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.

Sincerely,

/s/ RICHARD H. WILLS

Richard H. Wills
President and
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, THEN PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS FOLLOWING THE INSTRUCTIONS LISTED ON EACH OF THE INDIVIDUAL PROXY CARDS. THANK YOU.

Notice of Annual Meeting of Shareholders
to be held on September 20, 2001

To the Shareholders of Tektronix, Inc.:

          The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 20, 2001 at 10:00 a.m., local time, in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon, for the following purposes:

1. To elect three directors; and

2. To transact such other business as may properly come before the meeting.

          Only shareholders of record at the close of business on Monday, July 16, 2001 will be entitled to notice of, and to vote at, the annual meeting.

          You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares via the Internet or by telephone at any time. Please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton Vice President, General Counsel and Secretary

Beaverton, Oregon
July 31, 2001

TEKTRONIX, INC.

PROXY STATEMENT

          The annual meeting of shareholders of Tektronix, Inc. (the "Company" or "Tektronix") will be held Thursday, September 20, 2001, at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon. The Board of Directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the Board of Directors of Tektronix. You are invited to use that proxy to vote, or to vote your proxy electronically via the Internet or telephone. Whether or not you expect to attend the meeting, it is important that you vote your proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible. The shares represented by the enclosed proxy will be voted if the proxy is properly received before the meeting begins. Solicitation of proxies on behalf of the Board of Directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $5,000 plus certain expenses. The costs of such solicitation will be paid by the Company. The approximate date this proxy statement and the accompanying proxy card are first being sent to shareholders is August 16, 2001.

          Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

          There were 92,051,734 Common Shares of the Company outstanding at the close of business on July 16, 2001, the record date for the annual meeting. Each Common Share is entitled to one vote.

          Participants in the Tektronix 401(k) Plan ("401(k) Plan") have the right to instruct the fiduciary or administrator of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

Item 1.    Election of Directors

          The Board of Directors currently consists of ten members. The board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class III directors expires at the 2001 annual meeting; the term of office of Class I directors expires in 2002; and that of Class II directors expires in 2003. In all cases, the terms of the directors will continue until their respective successors are duly elected.

          Action will be taken at the 2001 annual meeting to elect three Class III directors to serve until the 2004 annual meeting of shareholders. Those nominees, as well as the Class I and Class II directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 2001 annual meeting are David N. Campbell, Merrill A. McPeak, and Richard H. Wills. Messrs. Campbell, McPeak, and Wills have served as directors since 1998, 1995 and 2000, respectively.

          Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Class III Director Nominees

          David N. Campbell, 59, served as President and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1984 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell has served as a director since 1998. Mr. Campbell is also a director of Gibraltar Steel Corporation.

          Merrill A. McPeak, 65, is President of McPeak and Associates, an aerospace consultant firm. He was Chief of Staff, United States Air Force, from October 1990 to October 1994, when he retired. General McPeak has served as a director since March 1995. He is Chairman of the Board of ECC International Corporation, and is also a director of Trans World Airlines, Inc. and CenterSpan Communications, Inc.

          Richard H. (Rick) Wills, 46, is President and Chief Executive Officer of the Company. Mr. Wills joined Tektronix in 1979. From 1991 through 1993, he was Product Line Director for the core TDS line of oscilloscopes. He held the position of Worldwide Director of Marketing for the Measurement Business Division in 1993 and 1994 and was Vice President and General Manager of the Measurement Division’s Design Service and Test Business Unit from 1995 to 1997. Mr. Wills was President of the Tektronix, Inc. Americas Operations the last half of 1997. In December 1997, he was elected President, European Operations and in 1999 he was elected President of the Company’s Measurement Business. Mr. Wills was elected a director of Tektronix, Inc. on January 20, 2000, when he was elected President and Chief Executive Officer of the Company.

Class I (Term Ending 2002)

          Pauline Lo Alker, 58, is Chairman of the Board, Chief Executive Officer and President of Amplify.net, Inc. (broadband service enabling and management solutions for service providers and equipment manufacturers), a position she has held since June 1998. From January 1991 until June 1998, she was President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions). Mrs. Alker has served as a director since January 1996. She is also a director of Integrated Silicon Solutions, Inc. and Sensormatics.

          A. Gary Ames, 56, was President and Chief Executive Officer of MediaOne International, formerly U S WEST International (communications), from July 1995 to August 2000, when he retired. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994. He is also a director of Albertson’s, Inc., Telewest Communications PLC and imandi.com.

          Paul C. Ely, Jr., 69, retired, owns and operates Santa Cruz Yachts, a builder and developer of high performance sailing yachts. He was a General Partner of Alpha Partners (a venture capital firm) from July 1989 to approximately September 1998. Mr. Ely was Chairman and Chief Executive Officer of Convergent Technologies (a computer manufacturer) from 1985 to 1989, and in 1989 he also served as Executive Vice President of Unisys Corporation (a computer manufacturer). Mr. Ely has been a director since 1992. He served as Chairman of the Board of The Ask Group, Inc. (a software database company) from February 1994 to March 1995, and was Chairman of the Board of Network Peripherals Inc. from May 1990 to December 1995. He was an Executive Vice President and director of Hewlett-Packard from February 1980 to January 1985. He is also a director of Parker-Hannifin Corporation, The Sabre Group and Travelocity.com.

          Frank C. Gill, 57, is a retired Intel Corporation executive. At the time of his retirement from Intel, he was Executive Vice President and had held a variety of positions in sales, marketing, product development and manufacturing operations during his 23 year career. Mr. Gill was elected to the Board of Tektronix, Inc. in March 1999. He is currently a private investor and a director of Inktomi, Inc., ITXC, Inc., Logitech International, McAfee.com Corporation, Niku Corporation, Pixelworks, Inc., and other private technology companies.

Class II (Term Ending 2003)

          Gerry B. Cameron, 63, retired, was Chairman of U.S. Bancorp from 1994 to December 1998. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. Mr. Cameron’s banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed Chairman and Chief Executive Officer of Old National Bank in Spokane, WA in 1987. In 1988, Mr. Cameron was named President and Chief Operating Officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. Mr. Cameron has served as a director since 1997. He is also a director of Regence Blue Cross Blue Shield of Oregon and The Regence Group.

          Jerome J. Meyer, 63, is Chairman of the Board of Directors. Mr. Meyer has been a director since 1990 and was President and Chief Executive Officer of the Company from November 1990 until January 20, 2000. Mr. Meyer was Corporate Vice President of Honeywell Inc. (an electronics manufacturer) from August 1986 until April 1987, and President and Chief Executive Officer of Honeywell Bull Inc., now known as Bull HN Information Systems, Inc., from April 1987 until July 1988. He returned to Honeywell Inc. in July 1988 and served as President of their industrial business until joining Tektronix in November 1990. He is a director of Standard Insurance Co. and CenterSpan Communications.

          Ralph V. Whitworth, 45, has been a principal and managing member of Relational Investors, LLC, a private investment company, since March 1996. He has also been a partner in Batchelder & Partners, Inc., a financial advisory and investment-banking firm, since January 1997. Since June 1988, Mr. Whitworth has been president of Whitworth and Associates, a corporate advisory firm. Mr. Whitworth was elected a director of Tektronix, Inc. on July 6, 1999. He has served as Chairman of the Board of Directors of Apria Healthcare Group Inc. since April 1998 and as a director of Apria Healthcare Group Inc. since January 1998. He is also a director of Waste Management, Inc., Mattel, Inc. and Catalyst.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

Committees

          The Company currently has standing Audit, Directors, and Organization and Compensation Committees of the Board of Directors. Each committee operates pursuant to a written charter. All directors are invited to attend the committee meetings regardless of their membership. The members of the committees are identified in the following table.

Name	Audit	Directors	Organization &Compensation
Pauline Lo Alker		X	X
A. Gary Ames	X	X
Gerry B. Cameron	X	Chair
David N. Campbell	X		X
Paul C. Ely Jr.		X	Chair
Frank C. Gill		X	X
Merrill A. McPeak	Chair		X
Jerome J. Meyer
Ralph V. Whitworth	X	X
Richard H. Wills

          All committees currently consist entirely of independent directors.

          The principal functions of the Audit Committee are to

•	monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

•	provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

          Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee recommends to the Board of Directors the selection of the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

          The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A. The Directors who serve on the Audit Committee are all independent for purposes of the New York Stock Exchange listing standards. The Audit Committee held eight meetings during the last fiscal year. See the Report of the Audit Committee.

          The Committee on Directors establishes procedures for the board membership nomination process, recommends candidates for election to the Board of Directors, and recommends committee membership. The Committee assesses the board’s capacity to fulfill requirements of the board’s policy with respect to director qualifications, resources and experience, and evaluates the performance of the board as a whole. The Committee reviews the board’s policy with respect to director qualifications and director compensation, and recommends changes to the board. The Committee also reviews and reports to the board on a periodic basis with regard to matters of corporate governance. The Committee on Directors held three meetings during the last fiscal year. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Committee on Director’s consideration may do so by submitting the prospective nominee’s name and information regarding his or her qualifications to the Secretary of the Company.

          The Organization and Compensation Committee, which is described in the Organization and Compensation Committee Report on Executive Compensation, held five meetings during the last fiscal year.

Meetings

          The Board of Directors met seven times during the last fiscal year. Each director attended at least 80% of the aggregate number of the meetings of the board and committees on which he or she served.

Director Compensation

          Directors who are not employees of the Company receive an annual retainer of $30,000, plus an additional $5,000 for each committee chairman. Until September 2001, half of the annual retainer was paid in cash, except that directors could elect to receive Common Shares of the Company instead of cash. Non-employee directors received the remaining one-half of the annual retainer in the form of Common Shares of the Company. The shares were issued pursuant to the Non-Employee Directors’ Stock Compensation Plan. Under this plan, every five years a non-employee director received Common Shares valued at five times the stock portion of the annual retainer. These shares vested over five years based on continued service as a director. Beginning in September 2001, however, the entire annual retainer will be paid in Common Shares of the Company, purchased in the market. Non-employee directors also receive $1,200 for each meeting of the Board of Directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a board meeting. Directors who are employees of the Company receive no separate compensation as directors. Directors can elect to receive meeting and committee chair fees in stock, rather than cash.

          Directors receive annually, on the day following the shareholder’s annual meeting, fully vested, ten-year options for 7,500 Common Shares, with an option price equal to the fair market value of the stock as of the close of trading on the immediately preceding day.

          Directors can elect to defer all or part of their compensation under the Tektronix, Inc. Executive Deferred Compensation Plan and the Tektronix, Inc. Executive Stock Deferral Plan. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the director. Tektronix Common Shares that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a single lump-sum payment or in equal annual installment payments for up to 15 years commencing on the first January following the date the director ceases to be a director, or the first January following the date specified by the director. Deferrals must be for a minimum of three years, unless the director ceases to be a director at an earlier date.

          General McPeak and Mr. Meyer also serve as directors of VideoTele.com, Inc., (“VT.c”), a subsidiary of the Company. Mr. Gill serves as an advisor to the Board of VT.c. In connection with this service they each received an option to purchase 35,000 shares of VT.c at an exercise price of $.56 per share, and an option to purchase 5,000 shares at an exercise price of $1.40 per share, which the board of directors of VT.c determined to be the fair market value of the stock on the respective dates of grant.

CORPORATE GOVERNANCE GUIDELINES AND POLICIES

          The Board of Directors has adopted corporate governance guidelines, which are reviewed periodically by the Committee on Directors to determine if changes should be recommended to the Board of Directors. Among other matters, the corporate governance guidelines and Company practices and policies include the following:

•
A majority of the members of the Board of Directors shall be independent directors, as defined in the applicable rules of the New York Stock Exchange. Currently, eight of the ten directors are independent. Generally, independence means that the director must be independent of management and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a director. Directors who are employees of the Company or one of its subsidiaries are not independent.

•
Directors must resign from the board at the board meeting preceding the annual shareholders meeting immediately following their 70th birthday. In 2001 the Board approved 12-year tenure limits for directors, excluding the Chief Executive Officer. For current directors, the 12-year tenure limits shall commence on May 17, 2001 and service prior to that date is not included.

•	Members of board committees are appointed by the board, upon recommendation by the Committee on Directors.

•	The Audit Committee, Committee on Directors and the Organization and Compensation Committee consist entirely of independent directors.

•	The board has initiated a process whereby the board and its members are subject to periodic evaluation and assessment.

•	The board annually reviews the Company’s strategic long-range plan, business unit initiatives, capital projects and budget matters.

•	Succession planning and management development are reported periodically by the Chief Executive Officer to the board.

•	The board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually.

•
Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Compensation Committee. See “Organization and Compensation Committee Report on Executive Compensation” for additional information.

•
Directors are encouraged to annually make significant progress toward accumulating, within three years of becoming a director, Common Shares of the Company with a value equal to three times the director’s annual retainer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table shows ownership of the Common Shares of the Company on July 16, 2001 by each person who, to the knowledge of the Board of Directors, owned beneficially more than 5% of the Common Shares:

Name and address of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class
PRIMECAP Management Company	10,994,940	(1)	11.94%
225 So. Lake Avenue #400
Pasadena, CA 91101-3005

FRANKLIN RESOURCES INC., Charles B. Johnson,	7,172,256	(2)	7.79%
Rupert H. Johnson, Jr., and Franklin Advisers, Inc.
777 Mariners Island Blvd., 6th Floor
San Mateo, CA 94404

VANGUARD/PRIMECAP FUND INC.	6,629,600	(3)	7.20%
P.O. Box 2600, VM #V34
Valley Forge, PA 19482-2600

(1)	Based on information provided by PRIMECAP Management Company. These shares are held with sole voting power as to 1,808,140 shares and sole dispositive power as to 10,994,940 shares.
(2)
Based on information set forth on Form 13G dated February 9, 2001 filed with the SEC by Franklin Resources Inc. These shares are held as follows: Franklin Advisers, Inc. holds sole voting and dispositive power as to 7,064,000 shares, and Franklin Management, Inc. holds sole dispositive power as to 108,256 shares.

(3)	Based on information set forth in Form 13G/A dated February 9, 2001, filed with the SEC by VANGUARD/PRIMECAP FUND INC. These shares are held with sole voting and shared dispositive power.

SECURITY OWNERSHIP OF MANAGEMENT

          The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers named in the Summary Compensation Table, and all executive officers and directors as a group as of June 30, 2001:

Name	Number of Shares (1)(2)(3)(4)		Percent of class
Pauline Lo Alker	29,863		*
A. Gary Ames	40,761		*
Gerry B. Cameron	36,457		*
David N. Campbell	43,432		*
Paul C. Ely, Jr.	37,072	(5)	*
Frank C. Gill	42,091		*
Merrill A. McPeak	32,662		*
Jerome J. Meyer	482,967	(6)	*
Ralph V. Whitworth	30,053		*
Richard H. Wills	310,098	(7)	*
David E. Coreson	74,389	(8)	*
Colin L. Slade	104,277	(9)	*
James F. Dalton	92,864	(10)	*
Richard D. McBee	23,376	(11)	*
All current directors and executive officers as a group (14 individuals)	1,380,362	(12)	1.50%

*	Less than one percent.

(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.
(2)	For each non-employee director (Alker, Ames, Cameron, Campbell, Ely, Gill, McPeak and Whitworth), includes stock options that are currently exercisable under the Company’s 1998 Stock Option Plan.
(3)
Includes shares issued under the Company’s Stock Compensation Plan for Non-Employee Directors, including unvested shares issued as follows: Mrs. Alker, 4,344 shares; Mr. Ames, 3,428 shares; Mr. Gill, 7,074 shares; and Mr. Meyer, 2,277 shares. Individuals have sole voting power with respect to these shares.

(4)
Includes shares issued under the Company’s Stock Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors’ Deferred Compensation Plan as follows: Mr. Ames, 647 shares; Mr. Cameron, 7,457 shares; Mr. Campbell, 19,432 shares; Mr. Ely, 3,332 shares; Mr. McPeak, 15,662 shares, and Mr. Whitworth, 5,354 shares. Shares are held in trust, and individuals have no voting or investment power with respect to these shares.

(5)	Includes 9,240 shares held in trust for Mr. Ely.
(6)
Includes (i) stock options for 240,000 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; and (ii) 5,724 shares held under the 401(k) Plan with respect to which Mr. Meyer has voting but no investment power.

(7)
Includes (i) stock options for 282,500 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; and (ii) 4,059 shares held under the 401(k) Plan with respect to which Mr. Wills has voting but no investment power.

(8)
Includes (i) stock options for 58,500 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; and (ii) 2,901 shares held under the 401(k) Plan with respect to which Mr. Coreson has voting but no investment power.

(9)
Includes (i) stock options for 83,500 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; (ii) 3,502 shares held under the 401(k) Plan with respect to which Mr. Slade has voting but no investment power.

(10)
Includes (i) stock options for 82,000 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; and (ii) 3,666 shares held under the 401(k) Plan with respect to which Mr. Dalton has voting but no investment power.

(11)
Includes (i) stock options for 21,000 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans; and (ii) 2,224 shares held under the 401(k) Plan with respect to which Mr. McBee has voting but no investment power.

(12)
Includes (i) 69,007 unvested or deferred shares held by the Company for the account of Non-Employee Directors pursuant to the Stock Compensation Plan for Non-Employee Directors; (ii) stock options for 922,500 shares that are currently exercisable or become exercisable within 60 days under the Company’s stock option plans (including the Stock Incentive Plan; and (iii) 22,076 shares held under the 401(k) Plan with respect to which officers and directors have voting but no investment power.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers (collectively, the “Named Officers”) for services rendered as executive officers for the last three fiscal years.

		Annual Compensation					Long-Term Compensation
							Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)		Securities Underlying Options (#)(2)	LTIP Payouts ($)(3)	All Other Compensation ($)(4)
Richard H. Wills	2001	$436,539	$1,370,732		$560,958	(5)	100,000	$ 0	$ 10,000
Chief Executive Officer and	2000	341,154	1,050,623		103,812	(6)	195,000	455,020	317,790	(7)
President	1999	250,192	0		7,320		30,000	0	9,957

David E. Coreson(10)	2001	$290,577	$ 435,867		$ 0		40,000	$ 0	$ 10,177
Vice President, Central	2000	233,885	410,252		702		37,000	82,719	10,998
Operations

Colin L. Slade(10)	2001	$276,692	$ 415,038		$ 0		34,000	$ 0	$ 10,935
Vice President and Chief	2000	243,269	468,749		3,252		35,000	234,834	11,140
Financial Officer

James F. Dalton	2001	$244,615	$ 366,921		$ 0		30,000	$ 0	$ 9,865
Vice President General Counsel	2000	224,615	757,464	(8)	1,800		57,000	200,500	142,398	(7)
and Secretary	1999	208,462	0		2,400		22,000	0	9,608

Richard D. McBee(10)	2001	$220,192	$ 284,079		$ 66,224	(9)	35,000	$ 0	$ 11,925
Vice President,Worldwide Sales
and Marketing

(1)	Includes (i) amounts paid or deferred under the Annual Performance Improvement Plan; and (ii) performance bonuses.
(2)
Options were granted in the year indicated. Additional information regarding the options during fiscal year 2001 is set forth in the table on page 11. Option awards in 1999 and 2000 have not been adjusted to reflect the two-for-one split.

(3)
Represents the fair market value of long-term performance awards of shares. The shares became vested based on the Company’s performance during the three fiscal years ending in the year indicated in the Summary Compensation table. The Company discontinued this plan in 2000 and made final payout in that year.

(4)	Except as otherwise indicated, represents amounts contributed by the Company under the Company’s 401(k) Plan.
(5)	Tax and moving expenses associated with Mr. Wills’ overseas employment assignment paid by the Company on his behalf.
(6)	Includes $3,960 performance share dividends, $33,903 reimbursement of overseas moving expenses, and $65,949 for overseas services.
(7)
Includes credits to the Supplemental Executive Retirement Plan, which was terminated for years after fiscal year 2000. For 2000, the amount credited was $305,280 for Mr. Wills and $131,652 for Mr. Dalton.

(8)	Also includes a special stock award of 1,620 Common Shares with a value of $114,534.
(9)	Tax and moving expenses associated with Mr. McBee’s foreign service employment assignment paid by the Company on his behalf.
(10)	Mr. Slade and Mr. Coreson became executive officers during 2000. Mr. McBee became an executive officer during 2001. Table excludes compensation for years when they were not executive officers.

Stock Option Grants in Last Fiscal Year

          The following table provides information on stock options awarded during the last fiscal year to Named Officers under the Company’s Stock Option Plans.

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Richard H. Wills	100,000	3.7%	$37.500	1/18/11	$1,714,000
David E. Coreson	40,000	1.5%	$37.500	1/18/11	$685,600
Colin L. Slade	34,000	1.3%	$37.500	1/18/11	$582,760
James F. Dalton	30,000	1.1%	$37.500	1/18/11	$514,200
Richard D. McBee	25,000	0.9%	$37.500	1/18/11	$428,500
	10,000	0.4%	$27.370	5/17/11	$129,300

(1)
Reflects grants made in January 2001 and May 2001. Each of the options was granted at 100% of the fair market value on the date of grant pursuant to the Company’s stock option plans. Each option becomes exercisable to the extent of 25% of the shares in 12-month increments and the optionee may exercise the option provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Under the terms of the Company’s Stock Incentive Plan and 1998 Stock Option Plan, each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Vesting is also accelerated upon the death or disability of the optionee.

(2)
The Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the January 18, 2001 grant date present value were volatility (62.67%), risk-free rate of return (5.07%), dividend yield (0%), and time to exercise (3 years). The assumptions used to estimate the May 17, 2001 grant date present value were volatility (66.06%), risk-free rate of return (4.72%), dividend yield (0%), and time to exercise (3 years).

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 26, 2001; and (iii) the fiscal year-end value of “in-the-money” unexercised options.

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard H. Wills	92,000	$1,580,361	185,000	285,000	$967,188	$981,562
David E. Coreson	32,000	$593,231	40,000	77,000	$213,625	$182,688
Colin L. Slade	38,800	$834,732	66,000	69,000	$577,811	$172,813
James F. Dalton	70,000	$1,469,444	53,500	77,000	$356,438	$300,187
Richard D. McBee	33,000	$652,321	5,000	57,000	$ 24,688	$158,000

(1)
The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or at May 26, 2001 in the case of the unrealized values, and the applicable exercise prices. The closing price of the Company’s Common Shares on the last trading day of the fiscal year was $27.81.

(2)	"In-the-money" options are options whose exercise price was less than the market price of Common Shares at May 26, 2001.

Cash Balance Plan

          The Tektronix Cash Balance Plan is an integrated, account-based, defined benefit plan funded entirely by the Company. Employees who are officers or directors of the Company participate in the Cash Balance Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country.

          The Retirement Equalization Plan is a supplemental plan to the Tektronix Cash Balance Plan to provide covered officers and other covered employees with the total amount of retirement income that they would otherwise receive under the Cash Balance Plan but for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans.

          Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 3.5% of eligible pay and are credited to each participant’s cash balance account as of each payroll. The plan is integrated with Social Security and pay credits increase to 7.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. Interest credits are based on one-year Treasury Bill rates and are credited to a participant’s cash balance account as of each month end. At termination of employment, a participant (if vested) becomes entitled to receive his or her cash balance account in a single payment or have it converted to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary). Payment can be delayed until the participant reaches age 65.

          Certain special provisions apply for employees who were active participants under the Tektronix Pension Plan as of December 31, 1997. Effective January 1, 1998 (the date the Tektronix Pension Plan was amended to become the Tektronix Cash Balance Plan), an initial cash balance account based on the benefit levels provided under the Tektronix Pension Plan was established for each eligible employee employed on or before December 31, 1997. In addition, pay credits for these employees are 4.5% instead of 3.5%, and pay credits increase to 9.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. A special transition benefit applies for employees age 40 and vested as of December 31, 1997 or employees with 15 or more years of service as of December 31, 1997, regardless of age, and who qualify for early retirement at termination.

          Estimated annual benefits payable upon retirement at normal retirement age to each of the Named Officers under the Tektronix Cash Balance Plan and the Retirement Equalization Plan are as follows: Mr. Wills: $13,631.76; Mr. Dalton: $5,230.32; Mr. Slade: $7,668.12; Mr. Coreson: $58,861.92; and Mr. McBee: $2,413.32.

Employment and Other Agreements

          Each of the Named Officers who is an employee has an Executive Severance Agreement or similar agreement with the Company pursuant to which the officer would receive severance pay in the event that his employment is terminated by the Company other than for cause, death or disability. Upon such termination, the officer would receive a severance payment generally equal to his or her annual base salary, benefits under certain of the Company’s incentive plans prorated for the portion of the year during which the officer was a participant and certain outplacement and insurance benefits. Mr. Wills would receive twice his annual base salary and twice his benefits at target under the Annual Performance Incentive Plan (APIP). No benefits are payable under the Executive Severance Agreement if the officer receives severance payments under any other agreement with the Company.

          Messrs. Wills, Coreson, Slade and Dalton each have an employment agreement with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company’s outstanding stock, the officer has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the officer to remain so employed by the Company, either the Company or the officer may terminate the employment at any time, subject to the Company’s obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31 of each year, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements if there is a change in the officer’s position other than as a result of a promotion. In the event the officer is terminated within 24 months following a change in control, the officer is entitled to a cash severance payment equal to three times his or her annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. Mr. Wills would also receive three times his benefits at target under APIP. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the officer other than for good reason, or by the Company for cause or permanent disability.

ORGANIZATION AND COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

Organization and Compensation Committee

          The Organization and Compensation Committee of the Board of Directors (the “Committee”) consists of five independent directors. Pursuant to authority delegated by the Board of Directors, the Committee approves compensation of executive officers, including the chief executive officer. The Committee is responsible for assisting in the development of and approving executive compensation programs and administering the Company’s stock incentive and executive compensation plans. The Committee reviews and assists in the development of an organizational structure and programs that will attract, retain and promote executives to meet the present and future leadership needs of the Company, including succession planning for senior management positions.

Overall Policy

          The Board of Directors and the Committee believe that the Company’s total executive compensation programs should be related to short and long-term corporate performance and improvement in shareholder value. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achieving pre-established financial results and appreciation of the Company’s common share price. The primary objective of these executive compensation programs is to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long-term business strategies while achieving near-term financial targets;

•	Align executive performance with Tektronix’ goals for delivering shareholder value; and

•	Provide incentive for consistently achieving Tektronix’ goal for return on equity or assets.

          The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement, 401(k) and employee stock purchase plans. These programs are designed both to support the Company’s stated compensation policy and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within high technology electronics and similar industries. The Committee uses comparative information from a group of companies in the high technology industry for establishing executive compensation and Company performance goals. The Committee also relies on advice from outside compensation and benefits consultants.

Base Salaries

          Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized high technology companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

          Salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also takes into account any new responsibilities as well as salaries for comparable positions at peer companies. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

Incentive Compensation

          Annual Performance Incentive Plan.    Tektronix’ executive officers are eligible to participate in the Company’s Annual Performance Incentive Plan (APIP), an annual cash incentive compensation plan. For the last fiscal year, Company and, where appropriate, business unit performance objectives were established at the beginning of the fiscal year. Participants’ performance measurements had established thresholds and targets that determined the amount of cash payments under the plan. The Company’s performance objectives for the last fiscal year were specified levels of net sales and operating income before income taxes (excluding nonrecurring items at the discretion of the Committee). Incentive target performance is based on the Company’s annual operating plan approved by the Board of Directors. For the last fiscal year, financial and quantitative measures represented 100% of the basis for any incentive award to an executive officer provided by the plan. To ensure that executive officers would not receive incentive payments under the plan if employees generally did not receive Results Sharing Plan payments under the plan described below, it was a condition to payments being made under the plan that the annual threshold for Results Sharing must be met. The Committee establishes target incentive opportunities based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies.

          Results Sharing Plan.    Most employees of Tektronix, not including executive officers and other participants in APIP, participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the chief executive officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. Payments under this plan are calculated as a percent of base pay, range upward from zero at the threshold and are made quarterly.

          Stock Options and Restricted Stock.    To align shareholder and executive officer interests and to create incentives for improving shareholder value, the long-term component of the Company’s executive compensation program uses grants whose value is related to the value of Company Common Shares. The awards provide rewards to executives upon creation of incremental shareholder value and the attainment of long-term goals. The Committee expects that stock option awards will be made annually to executive officers, while restricted stock may be granted on a selective basis. Key executives are encouraged to accumulate stock ownership. Grants of stock options are made under the 1998 Stock Option Plan or the Stock Incentive Plan. Grants of restricted stock are made under the Stock Incentive Plan.

          Stock options are generally awarded annually, and at the same time that awards are made to key contributors who are not executive officers. The size of stock option award levels (including awards to the chief executive officer) reflect job responsibilities and based in part on compensation data from a comparative group of electronics companies. Awards are designed to provide compensation opportunities at target at the median of awards for similar positions in the high technology electronics industry for slightly higher performance levels, with the opportunity at above target performance in the high range of values for similar positions based on high levels of performance to achieve these values. The Company also grants stock options at fair market value to new executive officers as a further inducement to join the Company. Stock options provide incentive for the creation of shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the price of Company Common Shares appreciates over a specified number of years. Options awarded during the last fiscal year were awarded at the current fair market value of Tektronix Common Shares. These options have a ten-year term and fully vest over two or four years from the grant date (50% or 25% each year).

          Restricted stock awards are granted occasionally to executive officers under the Stock Incentive Plan. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the committee lapse. Typically, recipients of restricted stock are not required to provide consideration other than the rendering of services and, in some cases, recipients must also achieve specified performance levels.

Retirement Plans

          The Company makes contributions for eligible employees (including executive officers) under its Cash Balance Plan (see "Cash Balance Plan") and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 15% of their pay contributed to the plan, subject to certain tax limitations. The Company makes matching contributions up to 4% of the participant's compensation, subject to tax limitations. The Company also makes fixed contributions equal to 2% of the participant's compensation. All fixed contributions by the Company are invested entirely in Common Shares of the Company. All matching contributions are in cash.

Deferred Compensation Plan

          Senior executives can elect to defer up to 90% of their compensation, all bonuses including stock bonuses, and option gains. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the executive. Tektronix common shares and stock option gains that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a lump sum or in annual installments for up to 15 years, as elected by the executive.

Employee Stock Purchase Plan

          All qualifying employees, including executive officers, can participate in the Tektronix, Inc. Employee Stock Purchase Plan. Under this plan, employees can acquire common shares of the Company through regular payroll deductions of up to 10% (but not exceeding $25,000 annually) of base pay plus commissions. The purchase price of the shares is the lesser of 85% of the closing market price of the common shares as of the first or last day of a six month offering period.

Compensation of the Chief Executive Officer

          Mr. Richard H. Wills' base salary of $450,000 did not change during fiscal year 2001. When setting the base salary, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company's success in meeting its performance objectives and increasing shareholder value and the assessment by the Committee of Mr. Wills' individual performance and contributions. The Committee believes that Mr. Wills' annual base salary falls within the competitive range of salaries for similar positions at similar companies. Mr. Wills' participation in the Annual Performance Incentive Plan (APIP) for the last fiscal year was tied to the Company's achieving pre-established levels of net sales and operating income before results sharing and other incentives. The Committee believes that Mr. Wills’ targeted APIP level was within the middle range of bonus opportunities for similar positions at similar companies. Mr. Wills’ APIP award for the last fiscal year was $1,370,732. In January 2001, Mr. Wills was granted stock options for 100,000 shares. A significant portion of Mr. Wills’ compensation for the 2001 fiscal year was based on the financial performance of the Company. Effective May 27, 2001 the Committee approved a temporary 10% reduction of the base salaries of Mr. Wills and all Vice Presidents. This action, recommended by management, is in recognition of current economic conditions.

Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as “performance-based compensation”. Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s general intention to grant options that meet the requirements of the proposed regulations. The Company believes that compensation paid under its stock option plans qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

          Organization and Compensation Committee report submitted by:

Paul C. Ely, Chairman
Pauline Lo Alker
David N. Campbell
Frank C. Gill
Merrill A. McPeak

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended May 26, 2001 with management and with representatives of Deloitte & Touche LLP, the Company’s independent accountants.

          The Audit Committee has discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence.

          Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 26, 2001, for filing with the Securities and Exchange Commission.

          Audit Committee report submitted by:

Merrill A. McPeak, Chairman
A. Gary Ames
Gerry B. Cameron
David N. Campbell
Ralph V. Whitworth

Comparison of Five-Year Cumulative Total Return

          The graph below compares the cumulative total shareholder return on the Company’s Common Shares with the Standard & Poor’s 500 Stock Index and the Standard & Poor’s High Technology Composite Index. The graph assumes $100 invested on May 25, 1996 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

Fiscal Year	S&P 500	S&P Hi-TechComposite	Tektronix

1996	100.00	100.00	100.00
1997	129.41	145.36	152.95
1998	169.12	181.27	154.49
1999	204.68	293.92	95.59
2000	226.13	426.67	223.01
2001	202.27	240.87	204.33

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and 10% shareholders were complied with during the last fiscal year.

INDEPENDENT ACCOUNTANTS

          The Board of Directors has selected the accounting firm of Deloitte & Touche LLP as the Company’s independent accountants for the 2001 fiscal year and for the current fiscal year 2002. A representative of Deloitte & Touche is expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY DELOITTE & TOUCHE LLP

Audit Fees

          Aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended May 26, 2001 and their reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q for the fiscal year ended May 26, 2001                                 $608,605

Financial Information Systems Design and Implementation Fees

          During the fiscal year ended May 26, 2001, Deloitte & Touche did not provide any services to the Company with regard to financial information systems design and implementation.

All Other Fees

          Aggregate fees billed for all other services provided by Deloitte & Touche to the Company for the fiscal year ended May 26, 2001                                                                                                                                                                                            $2,602,675

          The Audit Committee of the Board of Directors considered whether the provision of services other than those described under the caption “Audit Fees” above is compatible with maintaining the principal accountant’s independence.

OTHER MATTERS

          Shareholder Proposals in the Company’s Proxy Statement. Shareholders wishing to submit proposals for inclusion in the Company’s proxy statement for the 2002 annual meeting of shareholders must submit the proposals for receipt by the Company not later than April 23, 2002.

          Shareholder Proposals not in the Company’s Proxy Statement.    Shareholders wishing to present proposals for action at this annual meeting or at another shareholders’ meeting must do so in accordance with the Company’s bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder’s notice must be in writing, delivered or mailed (postage prepaid) to and received by the Secretary not less than 45 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the meeting was first made. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, (b) the name and record address of the shareholder proposing the business, (c) the number of Common Shares of the Company that the shareholder owns or is entitled to vote, and (d) any material interest of the shareholder in the business to be brought before the meeting. The chairman of the meeting may, if the facts warrant, determine and declare that the business was not properly brought before the meeting in accordance with the Company’s bylaws. The Company’s 2002 annual meeting of shareholders is expected to be held on September 26, 2002. Any notice relating to a shareholder proposal for the 2002 annual meeting, to be timely, must be received by the Company by July 6, 2002.

          Shareholder Nominations for Directors.    Shareholders wishing to directly nominate candidates for the Board of Directors at an annual meeting must do so in writing, in accordance with the Company’s bylaws, delivered or mailed (postage prepaid) to and received by the Secretary not less than 45 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders, provided, however, that if the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, the nomination must be received by the Secretary not later than the close of business on the later of the 75th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting was made. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each nominee, (c) the principal occupation or employment of each nominee, (d) the number of Common Shares of the Company which are beneficially owned by each nominee and by the nominating shareholder, (e) any other information concerning the nominee that must be disclosed for nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934, and (f) the executed consent of each nominee to serve as a director of the Company if elected. Shareholders wishing to make any director nominations at any special meeting of shareholders held for the purpose of electing directors must do so, in accordance with the bylaws, by delivering timely notice to the Secretary setting forth the information described above for annual meeting nominations. To be timely, the notice must be given (a) if given by any shareholder who made a demand for the meeting, concurrently with the delivery of such demand, and (b) otherwise, not later than the close of business on the 10th day following the day on which the notice of the special meeting was mailed. Such notices of nominations at annual or special meetings shall include a signed consent to serve as a director of the Company if elected. The chairman of the meeting of shareholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the chairman does so, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

INFORMATION AVAILABLE TO SHAREHOLDERS

          The Company’s 2001 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. Copies of the 2001 Annual Report on Form 10-K, including financial statements and financial schedules, filed with the Securities and Exchange Commission may be obtained without charge from the Secretary, P.O. Box 500, Beaverton, Oregon 97077-0001. The Company’s Annual Report on Form 10-K is also available on its Website at www.tektronix.com.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES F. DALTON, Secretary

July 31, 2001

APPENDIX A

TEKTRONIX, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.    Audit Committee Purpose

          The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

          The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

          Audit Committee members shall meet the requirements of SEC and the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          Audit Committee members shall be appointed by the Board on recommendation of the Committee on Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.    Audit Committee Responsibilities and Duties

Review Procedures

1.
Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published in the proxy statement at least every three years in accordance with SEC regulations.

2.
Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.
In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.
Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of these reviews.

5.	Review periodically the Company’s risk management processes, information systems, environmental, tax and currency matters, business practices, and pension plans.

Independent Auditors

6.
The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

7.	Approve the fees and other significant compensation to be paid to the independent auditors.

8.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. The Committee shall require that the independent auditors submit to the Committee a written statement concerning auditor independence.

9.	Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

10.
Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent auditors certain matters required to be communicated to audit committees in accordance with AICPA Statement of Auditing Standards (SAS) No. 61, as amended, which requires that auditors discuss certain matters with the audit committees of all SEC engagements. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

•	The auditor’s responsibility under Generally Accepted Auditing Standards (GAAS);

•	Changes in significant accounting policies:

•	Management judgments and accounting estimates;

•	Significant recorded and unrecorded audit adjustments;

•	Other information in documents containing audited financial statements;

•	Disagreements with management—including accounting principles, scope of audit, disclosures;

•	Consultation with other accountants by management;

•	Major issues discussed with management prior to retention; and

•	Difficulties encountered in performing the audit.

•	The quality, not just the acceptability, of earnings.

11.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

12.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

13.	Review the appointment, performance, and replacement of the senior internal audit executive.

14.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

15.
On at least an annual basis, review with the Company’s counsel any legal or business practice (code of conduct) matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

16.	Annually prepare an audit committee report as required by the Securities and Exchange Commission. The report shall be included with the Company’s annual proxy statement.

17.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

18.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

P	TEKTRONIX, INC.
R	Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
O	Annual Meeting of Shareholders, to be held on September 20, 2001 at 10:00 a.m.
X
Y	PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Tektronix, Inc. hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies with fully power of substitution, and authorize them to represent and to vote on behalf of the undersigned shareholder all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 20, 2001 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

This Proxy will be voted as directed, where no direction is given it will be voted for the election of all directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

(Continued, and to be marked, dated and signed on the other side)

FOLD AND DETACH HERE

Please Vote by Mailing this Proxy Card in Advance of the Meeting

OR

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week
Before 1:00 p.m. PDT (4:00 p.m. EDT) September 19, 2001

Although you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

Additionally, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please check the applicable box on the back of this Proxy card, or click or push the applicable button as you cast your vote this year via the Internet or telephone. By choosing to become one of Tektronix, future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, before the Annual Meeting of Shareholders next year, you will receive by mail only a proxy card. It will notify you of the Website containing both the Proxy Statement and Annual Report to be viewed before casting your vote.

Internet Go to: http://www.tektronix.com/proxyvote You will need your control number from this proxy card (see back of card) to submit your electronic vote.	Telephone 1-800-840-1208 You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope

Please mark your votes as indicated in this sample X

1. ELECTION OF DIRECTORS:
    NOMINEES:

01 David N. Campbell, 02 Merrill A. McPeak, and 03 Richard H. Wills	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	2.	DISCRETIONARY MATTERS The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

	[ ]	[ ]

			[ ]	Will you be attending the Annual Meeting in person? Check the box to the left if yes.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.	[ ]	CONSENT TO ELECTRONIC DELIVERY AND VOTING.
By checking the box to the left, I consent to future access to the Company's Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet, and to electronic proxy voting via the Internet or by telephone. I understand that the Company may no longer distribute printed materials to me for any future shareholders meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC., Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.

Please sign exactly as your name(s) appear. When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature_________________________		Signature________________		Date______________

FOLD AND DETACH HERE

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY INTERNET:	Internet voting is available until 1:00 p.m. PDT (4:00 p.m. EDT) on Wednesday, September 19, 2001.
Go to http://www.tektronix.com/proxyvote and follow the instructions listed on the page. Costs normally associated with electronic access, such as usage and telephone charges, will be your responsibility.

VOTE BY PHONE:	Call 1-800-840-1208 ON A TOUCH-TONE PHONE (available 24 hours a day)

THERE IS NO CHARGE TO YOU FOR THIS CALL. Telephone voting is available until 1:00 p.m. PDT (4:00 p.m. EDT) on Wednesday, September 19, 2001. You will be asked to enter your Control Number (look below at right for number).

OPTION A:	To vote as the Board of Directors recommends, whether FOR or AGAINST, on all matters, press 1. Then, when asked, you must confirm your vote by pressing 1 again.

OPTION B:	If you choose to vote AGAINST or ABSTAIN on any matter, press 0. When asked, you must confirm your vote by pressing 1.

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

FOR INTERNET OR TELEPHONE VOTING, YOUR CONTROL NUMBER IS:

P	TEKTRONIX, INC.
R	Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
O	Annual Meeting of Shareholders, to be held on September 20, 2001 at 10:00 a.m.
X
Y	PROXY - SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE

The undersigned participant in the Tektronix, Inc. 401(k) Plan hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies designated by the Plan Trustee with full power of substitution, and authorizes them to represent and to vote all common shares of Tektronix, Inc. allocated to the participants' account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 20, 2001 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

This Proxy will be voted as directed, where no direction is given it will be voted for the election of all directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

(Continued, and to be marked, dated and signed on the other side)

FOLD AND DETACH HERE

Please Vote by Mailing this Proxy Card in Advance of the Meeting

OR

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week
Before 1:00 p.m. PDT (4:00 p.m. EDT) September 19, 2001

Although you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

Additionally, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please check the applicable box on the back of this Proxy card, or click or push the applicable button as you cast your vote this year via the Internet or telephone. By choosing to become one of Tektronix, future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, before the Annual Meeting of Shareholders next year, you will receive by mail only a proxy card. It will notify you of the Website containing both the Proxy Statement and Annual Report to be viewed before casting your vote.

Internet Go to: http://www.tektronix.com/proxyvote You will need your control number from this proxy card (see back of card) to submit your electronic vote.	Telephone 1-800-840-1208 You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope

Please mark your votes as indicated in this sample X

1. ELECTION OF DIRECTORS:
    NOMINEES:

01 David N. Campbell, 02 Merrill A. McPeak, and 03 Richard H. Wills	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	2.	DISCRETIONARY MATTERS The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

	[ ]	[ ]
			[ ]	Will you be attending the Annual Meeting in person? Check the box to the left if yes.
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.	[ ]	CONSENT TO ELECTRONIC DELIVERY AND VOTING.
By checking the box to the left, I consent to future access to the Company's Annual Reports, Proxy Statements, Prospectuses and other communications electronically via the Internet, and to electronic proxy voting via the Internet or by telephone. I understand that the Company may no longer distribute printed materials to me for any future shareholders meeting until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC., Ridgefield Park, NJ. I also understand that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility.
Please sign exactly as your name(s) appear.
Signature_________________________________________				Date______________

FOLD AND DETACH HERE

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY INTERNET:	Internet voting is available until 1:00 p.m. PDT (4:00 p.m. EDT) on Wednesday, September 19, 2001.
Go to http://www.tektronix.com/proxyvote and follow the instructions listed on the page. Costs normally associated with electronic access, such as usage and telephone charges, will be your responsibility.

VOTE BY PHONE:	Call 1-800-840-1208 ON A TOUCH-TONE PHONE (available 24 hours a day)

THERE IS NO CHARGE TO YOU FOR THIS CALL. Telephone voting is available until 1:00 p.m. PDT (4:00 p.m. EDT) on Wednesday, September 19, 2001. You will be asked to enter your Control Number (look below at right for number).

OPTION A:	To vote as the Board of Directors recommends, whether FOR or AGAINST, on all matters, press 1. Then, when asked, you must confirm your vote by pressing 1 again.

OPTION B:	If you choose to vote AGAINST or ABSTAIN on any matter, press 0. When asked, you must confirm your vote by pressing 1.

PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET.

FOR INTERNET OR TELEPHONE VOTING, YOUR CONTROL NUMBER IS:

P	TEKTRONIX, INC.
R	Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
O	Annual Meeting of Shareholders, to be held on September 20, 2001 at 10:00 a.m.
X
Y	PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Tektronix, Inc. hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies with fully power of substitution, and authorize them to represent and to vote on behalf of the undersigned shareholder all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 20, 2001 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

This Proxy will be voted as directed, where no direction is given it will be voted for the election of all directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

(Continued, and to be marked, dated and signed on the other side)

FOLD AND DETACH HERE

TEKTRONIX, INC.
Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
Annual Meeting of Shareholders, to be held on September 20, 2001 at 10:00 a.m.

Please mark your votes as indicated in this sample X

1. ELECTION OF DIRECTORS:
    NOMINEES:

01 David N. Campbell, 02 Merrill A. McPeak, and 03 Richard H. Wills	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	2.	DISCRETIONARY MATTERS The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

	[ ]	[ ]

			[ ]	Will you be attending the Annual Meeting in person?
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

Please sign exactly as your name(s) appear. When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature_________________________		Signature________________		Date______________

FOLD AND DETACH HERE